BEFORE THE
                     PENNSYLVANIA PUBLIC UTILITY COMMISSION

JOINT APPLICATION OF ATLANTIC CITY           :
ELECTRIC COMPANY AND DELMARVA                :
POWER & LIGHT COMPANY, AS                    :
TRANSFERORS, PECO ENERGY COMPANY,            :    DOCKET NOS. A-
AS TRANSFEREE, AND PUBLIC SERVICE            :                A-
ELECTRIC & GAS COMPANY, AS                   :                A-
AFFILIATED INTEREST OF A TRANSFEREE,         :                A-
FOR CERTIFICATES OF PUBLIC                   :
CONVENIENCE EVIDENCING APPROVAL              :
UNDER CHAPTER 11 OF THE PUBLIC               :
UTILITY CODE FOR THE SALE AND                :
TRANSFER OF THE TRANSFERORS'                 :
INTERESTS IN THE PEACH BOTTOM                :
ATOMIC POWER STATION AND RELATED             :
ASSETS                                       :


TO THE PENNSYLVANIA PUBLIC UTILITY COMMISSION:


                                 I. INTRODUCTION


          1. Atlantic City Electric Company ("ACE"), Delmarva Power & Light Company ("Delmarva"), PECO Energy Company ("PECO") and Public Service Electric & Gas Company ("PSE&G") (collectively, the "Applicants") hereby request that the Pennsylvania Public Utility Commission ("PUC" or the "Commission"): (1) issue Certificates of Public Convenience evidencing approval under Chapter 11 of the Public Utility Code (66 Pa.C.S. section 1101 et seq.) in connection with the transfers by ACE and Delmarva of their respective interests in the Peach Bottom Atomic Power Station ("Peach Bottom") to PECO and PSEG Nuclear LLC ("PSEG

Nuclear"); and (2) make findings pursuant to Section 281l(e) of the Public Utility Code (66 Pa. C.S. section 281l(e)) as a prerequisite for such approval.

          2.   The names and addresses of the Applicants are as follows:

               Atlantic City Electric Company
               c/o Conectiv, Inc.
               800 King Street
               P.O. Box 231
               Wilmington, DE 19899

               Delmarva Power & Light Company
               c/o Conectiv, Inc.
               800 King Street
               P.O. Box 231
               Wilmington, DE 19899

               PECO Energy Company
               2301 Market Street
               P.O. Box 8699
               Philadelphia, PA 19101-8699

               Public Service Electric & Gas Company
               80 Park Plaza
               P.O. Box 570
               Newark, NJ 07102-0570

          3. The names and addresses of the attorneys for the Applicants are as follows:

               For ACE:

               Karen Bab, Esquire
               Atlantic City Electric Company
               c/o Conectiv, Inc.
               800 King Street
               P.O. Box 231
               Wilmington, DE 19899

               For Delmarva:

               Karen Bab, Esquire
               Delmarva Power & Light Company
               c/o Conectiv, Inc.
               800 King Street
               P.O. Box 231
               Wilmington, DE 19899

               For PECO:

               Paul R. Bonney, Esquire            Thomas P. Gadsden, Esquire
               Ward L. Smith, Esquire             Anthony C. DeCusatis, Esquire
               PECO Energy Company                Morgan, Lewis & Bockius LLP
               2301 Market Street                 1701 Market Street
               P.O. Box 8699                      Philadelphia, PA 19103-2921
               Philadelphia, PA 19101-8699        (215) 963-5234
               (215) 841-4252                     (215) 963-5299 (Fax)
               (215) 841-3389 (Fax)

               For PSE&G:

               Richard P. Bonnifield, Esquire
               Public Service Electric and Gas Company
               80 Park Plaza -- T5G
               P.O. Box 570
               Newark, NJ 07101-0570
               (973) 430-6441
               (973) 430-5983 (Fax)

                    II. DESCRIPTION OF THE COMPANIES INVOLVED
                        IN THE PROPOSED TRANSACTIONS

          4. ACE is a corporation organized and existing under the laws of the State of New Jersey and is a wholly owned subsidiary of Conectiv.1/ ACE furnishes electric generation, transmission and distribution service in the southern one-third of New Jersey under and subject to the jurisdiction of the New Jersey Board of Public Utilities ("BPU"). ACE is qualified to do business in the Commonwealth of Pennsylvania where it owns: (1) a 7.51% interest in Peach Bottom, located in Drumore Township, York County, and Fulton Township, Lancaster County; (2) a 2.47% interest in the Keystone Generating Station and related facilities, located in Armstrong and Indiana Counties ("Keystone"); (3) a 3.83% interest in the Conemaugh Generating Station and related facilities, located in Indiana County ("Conemaugh"); and (4) an 8% interest in the Conemaugh-Conastone EHV Transmission Line, located in Adams, Bedford, Blair, Cambria, Cumberland, Franklin, Huntington, Indiana, Westmoreland and York Counties (the "Conemaugh-Conastone Line"). ACE also has an ownership interest in buildings located in Pennsylvania and used by the PJM Interconnection, L.L.C. ("PJM"), which are not jurisdictional facilities. ACE holds Certificates of Public Convenience issued by the Commission on November 25, 1964, July 25, 1966, April 24, 1968 and June 21, 1971 at Application Docket Nos. 91674, 93233, 94225 and 96379, respectively, for the purpose of exercising the rights of a foreign

---------------

1/ Conectiv is a corporation organized and existing under the laws of Delaware. Pursuant to its Order and Certificate of Public Convenience issued October 2, 1997 at Docket No. A00091675F.0002, the Commission approved a series of transactions whereby ACE and Delmarva became wholly owned subsidiaries of Conectiv. Conectiv is not an operating utility under either federal or state law. Conectiv is a registered utility holding company under the Public Utility Holding Company Act of 1935, as amended (15 U.S.C. section 79).

public utility in Pennsylvania. ACE has no retail utility customers in Pennsylvania, receives no gross operating revenue for service rendered pursuant to a tariff filed with the Commission for intrastate service within Pennsylvania and operates no public utility facilities within the Commonwealth.

          5. Delmarva is a corporation organized and existing under the laws of the State of Delaware and is a wholly owned subsidiary of Conectiv. Delmarva furnishes electric generation, transmission and distribution service in Delaware, the Eastern Shore of Maryland and the Eastern Shore of Virginia and also furnishes gas service in northern Delaware, under and subject to the jurisdiction of the Delaware Public Service Commission, the Maryland Public Service Commission and the Virginia State Corporation Commission. Delmarva is qualified to do business in the Commonwealth of Pennsylvania where it owns: (1) a 7.51% interest in Peach Bottom; (2) a 3.70% interest in Keystone; (3) a 3.72% interest in Conemaugh; and (4) a 9% interest in the Conemaugh-Conastone Line. Delmarva also has an ownership interest in buildings located in Pennsylvania and used by PJM, which are not jurisdictional facilities. Delmarva holds Certificates of Public Convenience issued by the Commission on November 25, 1964, July 25, 1966, April 24, 1968 and June 21, 1971 at Application Docket Nos. 91675, 93235, 94227 and 96380, respectively, for the purpose of exercising the rights of a foreign public utility in Pennsylvania. Delmarva has no retail utility customers in Pennsylvania, receives no gross operating revenue for service rendered pursuant to a tariff filed with the Commission for intrastate service within Pennsylvania and operates no public utility facilities within the Commonwealth.

          6. PECO is a corporation organized and existing under the laws of the Commonwealth of Pennsylvania. PECO furnishes electric generation, transmission and distribution service and also furnishes retail natural gas service within its authorized electric and gas service territories in Southeastern Pennsylvania under and subject to the jurisdiction of the Commission.

          7. PSE&G is a corporation organized and existing under the laws of the State of New Jersey. PSE&G is a wholly owned subsidiary of Public Service Enterprise Group Incorporated ("Public Service Enterprise Group"), an exempt public utility holding company under the Public Utility Holding Company Act of 1935. PSE&G provides generation, distribution and transmission services throughout most of the State of New Jersey under and subject to the jurisdiction of the BPU.2/ It also provides transmission and bulk power sales service to surrounding regions. PSE&G is qualified to do business in the Commonwealth of Pennsylvania where it owns: (1) a 42.49% interest in Peach Bottom; (2) a 22.84% interest in Keystone; (3) a 22.84% interest in Conemaugh; and (4) a 23% interest in the Conemaugh-Conastone Line. PSE&G also has an ownership interest in buildings located in Pennsylvania and used by PJM, which are not jurisdictional

---------------

2/ PSE&G is currently restructuring its businesses as a result of the introduction of retail electric competition in New Jersey. Pursuant to the New Jersey Electric Discount and Energy Competition Act of 1999 and an implementing order issued by the BPU on August 24, 1999, the electric generation industry in New Jersey is being deregulated by eliminating the retail monopoly that electric utilities previously held in generation. In accordance with the aforementioned Act and the BPU's implementing order, PSE&G sought and received approval from the Federal Energy Regulatory Commission ("FERC") to separate its generation and wholesale marketing functions from its transmission and distribution functions and to transfer its generating assets and wholesale merchant function to its affiliate, PSEG Power, LLC. See Public Service Electric and Gas Co., et al., 88 FERC para. 61,299 (September 29,1999).

facilities. PSE&G holds Certificates of Public Convenience issued by the Commission on November 25, 1964, July 25, 1966, April 24, 1968 and June 21, 1971 at Application Docket Nos. 91676, 93232, 94234 and 96378, respectively, for the purpose of exercising the rights of a foreign public utility in Pennsylvania. PSE&G has no retail utility customers in Pennsylvania, receives no gross operating revenue for service rendered pursuant to a tariff filed with the Commission for intrastate service within Pennsylvania and operates no public utility facilities within the Commonwealth.

          8. PSEG Nuclear is a subsidiary of PSEG Power LLC ("PSEG Power"). PSEG Power is a wholly-owned subsidiary of Public Service Enterprise Group that will own all of the shares of PSEG Nuclear, PSEG Fossil LLC and PSEG Energy Resources & Trade LLC. PSEG Nuclear will own all of PSE&G's nuclear facilities and will operate those nuclear facilities for which PSE&G is currently the operator. PSEG Nuclear will engage only in wholesale sales of electric power and, therefore, will not be a public utility within the meaning of the Public Utility Code.

          9. All of the Applicants have turned over operational control of their electric transmission systems to PJM, an independent system operator ("ISO"), which performs that function for a control area comprising all or parts of the states of Pennsylvania, New Jersey, Maryland, Delaware and Virginia and the District of Columbia.

                       III. THE FACILITIES INVOLVED IN THE
                            PROPOSED TRANSACTIONS

          10. Peach Bottom has two operating nuclear power plants (referred to as Units 2 and 3).3/ Each unit has a design electrical capacity of 1093 MW and consists of a General Electric boiling water reactor, a General Electric steam turbine and other associated equipment.

          11. PECO and PSE&G each have a 42.49% ownership share in Peach Bottom and, as previously indicated, ACE and Delmarva each have a 7.51% ownership share in Peach Bottom. Pursuant to the Owners' Agreement among PECO, PSE&G, ACE and Delmarva, PECO is the operator of Peach Bottom. PECO also holds the Facility Operating Licenses issued by the Nuclear Regulatory Commission for Peach Bottom.


        IV. SUMMARY OF THE TRANSACTIONS FOR WHICH APPROVALS ARE REQUESTED

          A.   Sale By ACE To PECO And PSEG Nuclear

          12. On September 27,1999, a Purchase Agreement was executed among ACE, PECO and PSEG Power 4/ (the "ACE Agreement") wherein ACE agreed to sell, inter alia, all of its interest in and to the real and personal property comprising Peach Bottom, the nuclear fuel supplies for Peach Bottom and ACE's qualified and non-qualified decommissioning funds for Peach Bottom, as more

---------------

3/   Peach Bottom Unit 1 was a small gas-cooled reactor that has been retired.

4/ As permitted by the agreement, PSEG Power intends to assign to PSEG Nuclear its rights to purchase and receive title to the ACE Assets.

fully described in Sections 2.1 and 2.2 of the ACE Agreement (the "ACE Assets"), and PECO and PSEG Power each agreed to purchase one-half of the ACE Assets, such that, at closing on the purchase, each will acquire an additional 3.755% undivided interest in Peach Bottom. Also, PECO and PSEG Power agreed to assume certain liabilities and obligations of ACE with respect to Peach Bottom, including, inter alia, all of ACE's liabilities and obligations for decommissioning Peach Bottom, as more fully described in Sections 2.3 and 2.4 of the ACE Agreement. A copy of the ACE Agreement is provided as Exhibit A to this Application.

          13. Upon the terms and conditions set forth in the ACE Agreement, PECO and PSEG Power each agreed to pay to ACE: (1) the sums of $2,550,000, or a total purchase price of $5,100,000, and (2) 3.755% of the net book value, as of the date of closing, of the nuclear fuel supplies for Peach Bottom, as more fully described in Sections 3.2-3.5 of the ACE Agreement.

          14. Closing on the sale of the ACE Assets to PECO and PSEG Nuclear will occur five business days after the satisfaction or waiver of all conditions to closing set forth in Sections 8.1(a), 8.2(a), 8.3(a) and 8.4(a) of the ACE Agreement. Among the conditions precedent to closing are the receipt by PECO and PSEG Nuclear of required regulatory approvals, as explained in Sections 5.3(b) and 6.3(b) of the ACE Agreement and as set forth in Schedules 5.3(b) and 6.3(b) thereto.

          B.   Sale By Delmarva To PECO And PSEG

          15. On September 27, 1999, a Purchase Agreement was executed among Delmarva, PECO and PSEG Power 5/ (the "Delmarva Agreement") wherein Delmarva agreed to sell, inter alia, all of its interest in and to the real and personal property comprising Peach Bottom, the nuclear fuel supplies for Peach Bottom and Delmarva's qualified and non-qualified decommissioning funds for Peach Bottom, as more fully described in Sections 2.1 and 2.2 of the Delmarva Agreement (the "Delmarva Assets"), and PECO and PSEG Power each agreed to purchase one-half of the Delmarva Assets, such that, at closing on the purchase, each will acquire an additional 3.755% undivided interest in Peach Bottom. Also, PECO and PSEG Power agreed to assume certain liabilities and obligations of Delmarva with respect to Peach Bottom, including, inter alia, all of Delmarva's liabilities and obligations for decommissioning Peach Bottom, as more fully described in Sections 2.3 and 2.4 of the Delmarva Agreement. A copy of the Delmarva Agreement is provided as Exhibit B to this Application.

          16. Upon the terms and conditions set forth in the Delmarva Agreement, PECO and PSEG Power each agreed to pay to Delmarva: (1) the sums of $2,550,000, or a total purchase price of $5,100,000, and (2) 3.755% of the net book value, as of the date of closing, of the nuclear fuel supplies for Peach Bottom, as more fully described in Sections 3.2-3.5 of the Delmarva Agreement.

---------------

5/ As permitted by the agreement, PSEG Power intends to assign to PSEG Nuclear its rights to purchase and receive title to the Delmarva Assets.

          17. Closing on the sale of the Delmarva Assets to PECO and PSEG Nuclear will occur five business days after the satisfaction or waiver of all conditions to closing set forth in Sections 8.1(a), 8.2(a), 8.3(a) and 8.4(a) of the Delmarva Agreement. Among the conditions precedent to closing are the receipt by PECO and PSEG Nuclear of required regulatory approvals, as explained in Sections 5.3(b) and 6.3(b) of the Delmarva Agreement and as set forth in Schedules 5.3(b) and 6.3(b) thereto.

          C.   REGULATORY APPROVALS, OTHER THAN THOSE REQUESTED HEREIN

          18. In addition to the approvals requested herein, the following principal regulatory approvals will be required in connection with the sale of the ACE and Delmarva Assets:

               a. Nuclear Regulatory Commission: Consent to a transfer of control, in accordance with the Facility Operating Licenses for Peach Bottom, and approval of amendments to the Facility Operating Licenses to reflect a change in ownership.

               b. Federal Energy Regulatory Commission: Approval under Section 203 of the Federal Power Act for approval of PECO's and PSEG Nuclear's acquisition of FERC jurisdictional assets.

               c.   U.S. Department of Justice and Federal Trade Commission:
Filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the termination or expiration of applicable waiting periods.

               d. Securities and Exchange Commission: Approval under Section 12 of the Public Utility Holding Company Act, which is required because of Conectiv's status as a registered public utility holding company.

               e. New Jersey BPU: Approval of the sale of assets under state law and, because there is to be a transfer to a PSE&G affiliate that is an Exempt Wholesale Generator, specified findings under Section 32(c) of the Public Utility Holding Company Act of 1935, 15 U.S.C. sections 79z-5a(c).

               f. Delaware Public Service Commission, Maryland Public Service Commission and Virginia State Corporation Commission: Specified findings under
Section 32(c) of the Public Utility Holding Company Act of 1935, 15 U.S.C. sections 79z-5a(c).

                   V. REQUEST FOR APPROVALS UNDER SECTION 1102

          19. Section 1102(a)(3) requires Commission approval, evidenced by a Certificate of Public Convenience:

               For any public utility or an affiliated interest of a public utility as defined in Section 2101 . . . to acquire from, or transfer to,. . . any person or corporation ... by any method or device whatsoever any tangible or intangible property used or useful in the public service.

          20. Exhibit C, which accompanies this Application, sets forth, by property account, a statement of the ACE Assets to be transferred by ACE to PECO and PSEG Nuclear showing: (a) the book cost; (b) the original cost when first devoted to public service (if different from (a)); and (c) the associated accrued depreciation with respect to depreciable assets, as of July 31, 1999.

          21. Exhibit D, which accompanies this Application, sets forth, by property account, a statement of the Delmarva Assets to be transferred by Delmarva to PECO and PSEG Nuclear showing: (a) the book cost; (b) the original cost when first devoted to public service (if different from (a)); and (c) the associated accrued depreciation with respect to depreciable assets, as of July 31, 1999.

          22. Exhibit E contains certified copies of Board of Directors' resolutions authorizing the execution and delivery of the ACE Agreement.

          23. Exhibit F contains certified copies of Board of Directors' resolutions authorizing the execution and delivery of the Delmarva Agreement.

          24. All annual reports, tariffs, certificates and applications filed with the Commission by ACE, Delmarva, PECO and PSE&G are incorporated herein by reference.

          25. The transfer of the ACE Assets and Delmarva Assets to PECO and PSEG Nuclear will have no effect on the rates or service of Pennsylvania retail electric customers. As previously explained, ACE, Delmarva, PSE&G and PSEG Nuclear do not furnish retail electric service in Pennsylvania. PECO provides electric service in Pennsylvania. However, under the terms of the Electricity Generation Customer Choice and Competition Act (66 Pa.C.S. sections 2801-2812) (the "Electric Competition Act") and the Joint Petition For Full Settlement of

PECO's Restructuring Proceeding, customers are given the opportunity to purchase electric generation from suppliers other than PECO; PECO's rates for generation are capped until December 31, 2010; and, after 2010, PECO will supply generation to customers who do not or cannot choose an alternative supplier at market-based prices rather than cost-based rates, pursuant to Section 2807(e)(3) of the Electric Competition Act.

          26. ACE, Delmarva, PECO and PSE&G request that the Commission issue its approvals, under Section 1102(a)(3), as evidenced by Certificates of Public Convenience, for the sale and transfer by ACE and Delmarva of the ACE Assets and the Delmarva Assets, respectively, to PECO and PSEG Nuclear pursuant to the terms of the ACE and Delmarva Agreements. In addition, because ACE and Delmarva will own no interest in Peach Bottom after the transfers to PECO and PSEG Nuclear are consummated, they request approval under Section 1102(a)(2) to abandon the Certificates of Public Convenience issued at Application Docket Nos. 96379 and 96380, respectively, authorizing them to hold ownership interests in Peach Bottom.

          27. The proposed transfer is in the public interest for the following principal reasons:

               a. The transfer will assure continuity of ownership by the existing majority owners of Peach Bottom or their affiliates under and pursuant to the terms of the existing Owners' Agreement.

               b. The transfer will assure the continued safe and reliable operation of Peach Bottom by the existing NRC-licenced operator.

               c. The transfer will assure that the entire ownership interest in Peach Bottom is retained by strong, financially sound and well-managed entities that are fully capable of providing the funds necessary for the safe, reliable, reasonable and efficient operation and eventual decommissioning of Peach Bottom.

                 VI. THE PROPOSED TRANSACTONS WILL NOT RESULT IN
                     ANTICOMPETITIVE OR DISCRIMINATORY CONDUCT

          28.  Section 2811(e)(1) provides, in pertinent part, as follows:

               In the exercise of authority the commission otherwise may have to approve ... the acquisition or disposition of assets of other public utilities or electricity suppliers, the commission shall consider whether the proposed ... acquisition or disposition is likely to result in anticompetitive or discriminatory conduct, including the unlawful exercise of market power, which will prevent retail electricity customers in this Commonwealth from obtaining the benefits of a properly functioning and workable competitive retail electricity market.

          29. The proposed acquisition for which approval is sought herein will have no adverse effect on competition or result in any unlawful exercise of market power and, therefore, the Commission should make the findings necessary under Section 2811(e)(2) for approval of the acquisition. Exhibit G to this Application is the Affidavit and accompanying schedules of Ms. Bruce Sloan, a principal in the firm of PHB Hagler Bailly, which explains that the proposed transactions will have no adverse impact on competition. Ms. Sloan's market power analysis demonstrates that the proposed transaction will not significantly increase market concentration and will not create market power concerns within the relevant geographic markets.

          30. Ms. Sloan's analysis is also being submitted to the FERC in support of the Applications being filed under Section 203 of the Federal Power Act for approval of the transfers of FERC jurisdictional facilities from ACE and Delmarva to PECO and PSEG Nuclear as part of the proposed transactions.


                VII. EXPRESS AFFIRMATION OF APPROVAL TO TRANSFER
                     DECOMMISSIONING TRUST FUND BALANCES

          31. Under the ACE and Delmarva Agreements and subject to necessary approvals, ACE and Delmarva will transfer to PECO and PSEG Nuclear the balances in their respective decommissioning trust funds established for Peach Bottom 2 and 3. These balances will be transferred to PECO and PSEG Nuclear in the same proportions as the transfer of ACE and Delmarva's interests in Peach Bottom itself (i.e., the balances will be divided equally between PECO and PSEG Nuclear). The decommissioning trusts are administered by third-party trustees, and any transfers of fund balances must be made by the trustee. In order to assure the trustees that ACE and Delmarva have any and all approvals that might be necessary to direct the trustees to transfer the trust fund balances to PECO and PSEG Nuclear, the Applicants request an explicit statement approving the transfer by ACE and Delmarva of their respective nuclear decommissioning trust fund balances as set forth herein and in the ACE and Delmarva Agreements.

                                   VII. NOTICE

          32. Notice to be provided by the parties is governed by 52 Pa. Code section 5.14(b)(7). In accordance with that regulation, the Applicants request that, promptly upon its receipt of this Application, the Commission: (1) cause notice hereof to be published in the Pennsylvania Bulletin; and (2) direct the Applicants as to the additional forms of notice, if any, that are required.

          33. Contemporaneously with the filing of this Application, copies hereof will be served upon the Commission's Office of Trial Staff, the Pennsylvania Office of Consumer Advocate and the Pennsylvania Office of Small Business Advocate. In addition, copies hereof are being submitted to the Securities and Exchange Commission, the New Jersey BPU, the Delaware Public Service Commission, the Maryland Public Service Commission and the Virginia State Corporation Commission.


                                VIII. CONCLUSION


          WHEREFORE, for the reasons set forth above, Atlantic City Electric Company, Delmarva Power & Light Company, PECO Energy Company and Public Service

Electric & Gas Company request that the Commission approve this Application and grant the relief requested herein.



/s/ Karen Bab                            /s/ Karen Bab
----------------------------------       ----------------------------------
Karen Bab, Esquire                       Karen Bab, Esquire
Atlantic City Electric Company           Delmarva Power & Light Company
c/o Conectiv, Inc.                       c/o Conectiv, Inc.
800 King Street                          800 King Street
P.O. Box 231                             P.O. Box 231
Wilmington, DE 19899                     Wilmington, DE 19899
(302) 429-3757                           (302) 429-3757
(302) 429-3801 (Fax)                     (302) 429-3801 (Fax)
Counsel for Atlantic City Electric       Counsel for Delmarva Power & Light
Company                                  Company



/s/ Anthony C. DeCusatis                 /s/ Richard P. Bonnifield
----------------------------------       ----------------------------------
Paul R. Bonney, Esquire                  Richard P. Bonnifield, Esquire
Ward L. Smith, Esquire                   Public Service Electric and Gas Company
PECO Energy Company                      80 Park Plaza -- T5G
2301 Market Street                       P.O. Box 570
P.O. Box 8699                            Newark, NJ  07101-0570
Philadelphia, PA  19101-8699             (973) 430-6441
(215) 841-4252                           (973) 430-5983 (Fax)
(215) 841-3389 (Fax)                     Counsel for PSE&G


Thomas P. Gadsden, Esquire
Anthony C. DeCusatis, Esquire
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA  19103-2921
(215) 963-5234
(215) 963-5299 (Fax)

Counsel for PECO Energy Company              Dated:  December 16, 1999

State of Delaware                       :s
                                        :s
                                        :s
County of New Castle                    :s

                                    AFFIDAVIT


Thomas S. Shaw being duly affirmed according to law, deposes and says that he is an Executive Vice President of Delmarva Power & Light Company and Atlantic City Electric Company (the "Companies"); that he is authorized to and does make this Affidavit for the Companies; and that the facts set forth in the foregoing Application are true and correct to the best of his knowledge, information and belief and he expects the Companies to be able to prove the same at any hearing hereof.

          /s/ Thomas S. Shaw
          -----------------------

Sworn to and subscribed before me
this 10th day of December, 1999.

/s/ Julia P. Rully
---------------------------------
(My commission expires 4/30/2001)

STATE OF NEW JERSEY                     :
                                        :
COUNTY OF ESSEX                         :


                                    AFFIDAVIT

          R. EDWIN SELOVER being duly sworn according to law, deposes and says that he is Senior Vice President and General Counsel of Public Service Electric and Gas Company (the "Company"); that he is authorized to and does make this Affidavit for the Company; and that the facts set forth in the foregoing Application are true and correct to the best of his knowledge, information and belief and he expects the Company to be able to prove the same at any hearing hereof.


                                        /s/ R. Edwin Selover
                                        ----------------------------------------


Sworn and subscribed to before me
this 9th day of December, 1999.

/s/ Jacquelyn G. Coyle
---------------------------------
(My commission expires July 22, 2002)

TABLE OF EXIHBITS

Exhibit A      ACE Agreement

Exhibit B      Delmarva Agreement

Exhibit C      Statement of ACE Assets by Property Accounts

Exhibit D      Statement of Delmarva Assets by Property Accounts

Exhibit E      Certified Board Resolutions Re: ACE Agreement

Exhibit F      Certified Board Resolutions Re: Delmarva Agreement

Exhibit G      Affidavit of Bruce M. Sloan

Commonwealth of Pennsylvania            :
                                        :
County of Philadelphia                  :


                                    AFFIDAVIT

          Thomas P. Hill, Jr. being duly sworn (affirmed) according to law, deposes and says that he is Vice President, Regulatory and External Affairs, of PECO Energy Company (the "Company"); that he is authorized to and does make this Affidavit for the Company; and that the facts set forth in the foregoing Application are true and correct to the best of his knowledge, information and belief and he expects the Company to be able to prove the same at any hearing hereof.


                                        /s/ Thomas P. Hill, Jr.
                                        ----------------------------------------


Sworn and subscribed to before me
this 13th day of December, 1999.

/s/ Rosemarie V. Sava
---------------------------------
(My commission expires April 17, 2001)